Exhibit 99.1

FOR IMMEDIATE RELEASE

HOLLY CORPORATION REPORTS THIRD QUARTER RESULTS

     Dallas, Texas, November 4, 2004 — Holly Corporation (NYSE-HOC) today reported quarterly net income of $11.5 million ($0.37 per basic share and $0.36 per diluted share) for the three months ended September 30, 2004, compared to net income of $17.6 million ($0.57 per basic share and $0.55 per diluted share) for the three months ended September 30, 2003.

     Net income for the nine months ended September 30, 2004 was $76.5 million ($2.43 per basic share and $2.37 per diluted share), an increase of $29.4 million from net income of $47.1 million ($1.52 per basic share and $1.47 per diluted share) for the nine months ended September 30, 2003. The nine months ended September 30, 2003 included income of $15.3 million in reparations payment received relating to a FERC tariff case and a one time gain of $16.2 million associated with the sale of certain pipeline assets. If the effects of the reparations payment and gain on sale were excluded, net income for the nine months ended September 30, 2003 would have been $27.8 million ($0.87 per diluted share) and the year over year nine month increase would be $48.7 million.

     During the third quarter of 2004, crude oil price increases outpaced increases in refined product prices resulting in reduced refinery gross margins from the exceptionally high margins of the second quarter of 2004. When comparing the third quarter of 2004 to third quarter of 2003, the gross refinery margin per produced barrel decreased 12% from $8.42 in the third quarter of 2003 to $7.41 in the third quarter of 2004. When comparing the third quarter of 2004 to the third quarter of 2003 for each of our refineries, gross refinery margins were relatively flat at our Navajo Refinery, but we experienced substantial decreases in gross refinery margins at our Woods Cross Refinery and Montana Refinery, due in part to increasing adverse spreads between crude oil and asphalt/fuel oil prices. Late in the 2004 third quarter and continuing into October 2004, the margin environment began to improve, especially in the markets served by our Navajo Refinery. Refinery operations in the third quarter benefited from a 14% year-over-year increase in production levels at our New Mexico refining facilities as a result of the expansion completed in December 2003.

     Sales and other revenues increased 44% for the third quarter of 2004 and 55% for the nine months of 2004 as compared to the third quarter and nine months of 2003, respectively, due to increased refined product prices, the higher volumes at the Navajo Refinery, and the inclusion of volumes from the Woods Cross Refinery after our acquisition of that refinery effective June 1, 2003. Overall refined product sales volumes increased 11% in the third quarter as compared to the prior year’s third quarter and increased 23% for the first nine months of 2004 as compared to the first nine months of 2003. Cost of products sold was also higher in the third quarter and first nine months of 2004 due to the higher volumes, and higher costs of purchased crude oil. Operating expenses increased due to inclusion of operations of the Woods Cross Refinery (for the full nine months of 2004) and, to a lesser degree, due to higher utility costs. Selling, general and administrative expenses increased due primarily to legal costs incurred in 2004 associated with the litigation with Frontier Oil Corporation (for the nine months) and additional employee compensation expense. Additionally, with the contribution in July 2004 of our refined product pipeline and terminal assets to Holly Energy Partners, L.P., (NYSE-HEP) (“Holly Energy Partners”), earnings decreased in the third quarter of 2004 since public holders of Holly Energy Partners units effectively now own a 49% share of the earnings of those contributed assets.

     “Although our 2004 third quarter earnings fell off from the record second quarter level, as refinery gross margins fell from the industry-wide high levels experienced in the second quarter, we are still pleased with our third quarter results. We earned $11.5 million and generated earnings before interest, taxes and depreciation of $28.6 million,” said Mathew Clifton, President of Holly. “Our refineries generally ran well during the 2004 third quarter, except that our Navajo Refinery’s runs were slightly reduced as it ran at 93% of capacity during the quarter, principally due to unanticipated minor maintenance requirements and a refinery power outage experienced in July 2004. Crude oil throughput increased during August and

September. In October 2004 we were running the Navajo Refinery at approximately 100% of capacity. Our refining operations are well positioned to continue to prosper in the current industry environment, where strong demand for refined products appears likely to test refinery supply capabilities for the foreseeable future. Also, in July 2004, we successfully completed the initial public offering of Holly Energy Partners in which we retained a 51% interest. Holly Energy Partners was formed to hold our refined product pipelines and terminals and this transaction allowed us to unlock the value of those assets while maintaining control. This transaction significantly improved our already strong balance sheet and positions us to take advantage of organic and acquisition value-added opportunities. As we look ahead, we will operate our assets safely, effectively and efficiently while pursuing prudent acquisition and organic growth opportunities designed to continue to add increased shareholder value.”

     The Company has scheduled a conference call for tomorrow, November 5, 2004 at 10:00AM EST to discuss financial results. Listeners may access this call by dialing (800) 858-5936. The ID# for this call is #1726713. Additionally, listeners may access the call through the Holly Corporation web site: www.hollycorp.com.

     Holly Corporation, headquartered in Dallas, Texas, is an independent petroleum refiner and marketer that produces high value light products such as gasoline, diesel fuel and jet fuel. Holly operates through its subsidiaries a 75,000 barrels per day (“bpd”) refinery located in Artesia, New Mexico, a 25,000 bpd refinery in Woods Cross, Utah, and an 8,000 bpd refinery in Great Falls, Montana. Holly also owns a majority interest (including the general partner interest) in Holly Energy Partners, L.P., which through subsidiaries owns or leases approximately 1,000 miles of refined product pipelines in the west Texas and New Mexico region and refined product terminals in several states.

     The following is a “safe harbor” statement under the Private Securities Litigation Reform Act of 1995: The statements in this press release relating to matters that are not historical facts are forward-looking statements based on management’s belief and assumptions using currently available information and expectations as of the date hereof, are not guarantees of future performance and involve certain risks and uncertainties. Although the Company believes that the expectations reflected in such forward-looking statements are reasonable, the Company cannot give any assurances that these expectations will prove to be correct. Therefore, actual outcomes and results could materially differ from what is expressed, implied or forecast in such statements. Such differences could be caused by a number of factors including, but not limited to, risks and uncertainties with respect to the actions of actual or potential competitive suppliers of refined petroleum products in the Company’s markets, the demand for and supply of crude oil and refined products, the spread between market prices for refined products and market prices for crude oil, the possibility of constraints on the transportation of refined products, the possibility of inefficiencies or shutdowns in refinery operations or pipelines, effects of governmental regulations and policies, the availability and cost of financing to the Company, the effectiveness of the Company’s capital investments and marketing strategies, the Company’s efficiency in carrying out construction projects, the outcome of the litigation with Frontier Oil Corporation, the possibility of terrorist attacks and the consequences of any such attacks, general economic conditions, and other financial, operational and legal risks and uncertainties detailed from time to time in the Company’s Securities and Exchange Commission filings. The Company assumes no duty to publicly update or revise such statements, whether as a result of new information, future events or otherwise.

RESULTS OF OPERATIONS

Financial Data (Unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2004	2003	2004	2003
	(In thousands, except per share data)
Sales and other revenue	$597,448	$415,257	$1,629,240	$1,053,456
Operating costs and expenses:
Cost of products sold (exclusive of depreciation, depletion and amortization)	507,630	327,719	1,308,179	863,305
Operating expenses (exclusive of depreciation, depletion and amortization)	43,355	38,684	121,962	94,948
Selling, general and administrative expenses (exclusive of depreciation, depletion and amortization)	15,408	9,916	41,479	22,241
Depreciation, depletion and amortization	9,985	9,858	29,840	26,782
Exploration expenses, including dry holes	122	160	550	623

Total operating costs and expenses	576,500	386,337	1,502,010	1,007,899

Gain (loss) on sale of assets	—	(393)	—	15,814

Income from operations	20,948	28,527	127,230	61,371
Other income (expense):
Equity in earnings of joint ventures	348	1,016	293	1,011
Minority interest in income of partnerships	(2,704)	(328)	(3,699)	(328)
Interest income	933	90	3,323	385
Interest expense	(922)	(755)	(2,628)	(1,292)
Reparations payment received	—	104	—	15,330

	(2,345)	127	(2,711)	15,106

Income before income taxes	18,603	28,654	124,519	76,477
Income tax provision:
Current	31,381	6,799	70,953	19,055
Deferred	(24,303)	4,305	(22,928)	10,288

	7,078	11,104	48,025	29,343

Net income	$11,525	$17,550	$76,494	$47,134

Net income per common share – basic	$0.37	$0.57	$2.43	$1.52
Net income per common share – diluted	$0.36	$0.55	$2.37	$1.47
Cash dividends declared per common share	$0.08	$0.055	$0.21	$0.165
Average number of common shares outstanding:
Basic	31,513	31,012	31,444	31,006
Diluted	32,420	32,057	32,316	32,024

Balance Sheet Data (Unaudited)

	September 30,	December 31,
	2004	2003
	(Dollars in thousands)
Cash and cash equivalents	$157,501	$11,690
Working capital	$151,782	$(28,261)
Total assets	$1,005,114	$708,892
Total debt, including current maturities and bank borrowings	$42,142	$67,142
Stockholders’ equity	$330,727	$268,609
Total debt to capitalization ratio (1)	11.3%	20.0%

(1)	The total debt to capitalization ratio is calculated by dividing total debt, including current maturities and bank borrowings, by the sum of total debt, including current maturities and bank borrowings, and stockholders’ equity.

Other Financial Data (Unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2004	2003	2004	2003
	(In thousands)
Net cash provided by operating activities	$39,716	$28,922	$163,505	$80,022
Net cash provided by (used for) investing activities	$46,980	$(3,583)	$30,737	$(96,293)
Net cash provided by (used for) financing activities	$6,407	$(36,702)	$(48,431)	$9,288
EBITDA (1)	$28,577	$39,177	$153,664	$104,166

(1)	Earnings before interest, taxes, depreciation and amortization (“EBITDA”) as presented above is reconciled to net income under “Reconciliations to Amounts Reported under Generally Accepted Accounting Principles” below.

     As of July 13, 2004, the closing of the initial public offering of Holly Energy Partners, we changed our segments to reflect our new lines of business. Our two new major business segments are: Refining and Holly Energy Partners. The new Refining segment will not be the same as the old Refining segment since some of those assets were contributed to Holly Energy Partners. Likewise, Holly Energy Partners will not be the same as the old Pipeline Transportation segment. Since it is impractical to restate prior periods for our new business segments, we are including the old business segments for all periods presented as well as the new business segments from July 13, 2004 forward.

	Three	Nine
	Months	Months
	Ended	Ended
	September 30,
	2004	2004
	(In thousands)
Business segments after July 13, 2004 (reporting January 1, 2004 through September 30, 2004 amounts):
Sales and other revenue (1)
Refining	$593,010	$1,623,936
Holly Energy Partners	12,190	12,190
Corporate and Other	399	1,496
Consolidations and Eliminations	(8,151)	(8,382)

Consolidated	$597,448	$1,629,240

Income (loss) from operations (1)
Refining	$26,938	$153,860
Holly Energy Partners	5,432	5,432
Corporate and Other	(11,422)	(32,062)
Consolidations and Eliminations	—	—

Consolidated	$20,948	$127,230

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2004	2003	2004	2003
	(In thousands)
Business segments prior to July 13, 2004 (reporting January 1, 2004 through September 30, 2004 amounts):
Sales and other revenue (2)
Refining	$592,142	$404,161	$1,610,877	$1,030,821
Pipeline Transportation	5,449	6,650	17,245	14,258
Corporate and Other	(143)	4,446	1,118	8,377

Consolidated	$597,448	$415,257	$1,629,240	$1,053,456

Income (loss) from operations (2)
Refining	$29,144	$32,011	$148,039	$49,941
Pipeline Transportation	3,621	3,940	11,253	25,430
Corporate and Other	(11,817)	(7,424)	(32,062)	(14,000)

Consolidated	$20,948	$28,527	$127,230	$61,371

(1)	As of July 13, 2004, the Refining segment includes our principal refinery in Artesia, New Mexico, which is operated in conjunction with refining facilities in Lovington, New Mexico (collectively, the “Navajo Refinery”), the Woods Cross Refinery near Salt Lake City, Utah, and our refinery in Great Falls, Montana. Included in the Refining segment are costs relating to certain crude oil and intermediate product pipelines that we still own and operate in conjunction with the Refining segment as part of the supply networks of the refineries. The Refining segment also includes the purchasing of crude oil and wholesale and branded marketing of refined products, along with our equity in earnings from our 49% interest in NK Asphalt Partners, which manufactures and markets asphalt and asphalt products in Arizona and New Mexico. The cost of pipeline transportation and terminal services provided by Holly Energy Partners is included in the Refining segment. The Holly Energy Partners segment includes approximately 780 miles of our pipeline assets in Texas and New Mexico. Revenues from the Holly Energy partners segment were earned through transactions with unaffiliated parties for pipeline transportation, rental and terminalling operations as well as revenues relating to pipeline transportation services provided for our refining operations and the earnings from our indirect interest in Rio Grande Pipeline Company which provides petroleum products transportation. Results of operations involving the assets included in the new Holly Energy Partner’s segment prior to July 13, 2004 are included in the new refining segment for reporting purposes. The elimination column includes the elimination of the revenue and costs associated with our pipeline transportation services between us and Holly Energy Partners as well as the elimination of minority interest in income of Holly Energy Partners.

(2)	Prior to July 13, 2004, the Refining segment includes our principal refinery in Artesia, New Mexico, which is operated in conjunction with refining facilities in Lovington, New Mexico (collectively, the “Navajo Refinery”), the Woods Cross Refinery near Salt Lake City, Utah, and our refinery in Great Falls, Montana. Included in the Refining segment are costs relating to pipelines and terminals that operate in conjunction with the Refining segment as part of the supply and distribution networks of the refineries. The Refining segment also includes our equity in earnings from our 49% interest in NK Asphalt Partners and the minority interest in income of Holly Energy Partners. The Pipeline Transportation segment included approximately 500 miles of our pipeline assets in Texas and New Mexico and our 70% interest in Rio Grande Pipeline Company. Revenues of the Pipeline Transportation segment are earned through transactions with unaffiliated parties for pipeline transportation, rental and terminalling operations.

Refining Operating Data (Unaudited)

     Our refinery operations include the Navajo Refinery, the Woods Cross Refinery and the Montana Refinery. The following tables set forth certain information, including non-generally accepted accounting principles (“GAAP”) performance measures about our refinery operations. Reconciliations to amounts reported under GAAP are below under “Reconciliations to Amounts Reported under Generally Accepted Accounting Principles.”

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2004	2003	2004	2003
Navajo Refinery
Crude charge (BPD) (1)	69,470	60,200	70,160	58,900
Refinery production (BPD) (2)	76,250	67,110	77,910	65,370
Sales of produced refined products (BPD)	76,810	67,760	77,410	65,670
Sales of refined products (BPD) (3)	86,660	76,600	85,050	76,020
Average per produced barrel (4)
Net sales	$52.71	$38.92	$50.12	$39.11
Raw material costs	44.15	30.44	39.00	31.60

Refinery gross margin	8.56	8.48	11.12	7.51
Refinery operating expenses (5)	3.47	3.09	3.24	3.07

Net operating margin	$5.09	$5.39	$7.88	$4.44

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2004	2003	2004	2003
Feedstocks:
Sour crude oil	86%	76%	82%	77%
Sweet crude oil	3%	11%	6%	11%
Other feedstocks and blends	11%	13%	12%	12%

Total	100%	100%	100%	100%

Sales of produced refined products:
Gasoline	57%	55%	58%	57%
Diesel fuels	27%	23%	26%	23%
Jet fuels	5%	10%	6%	9%
Asphalt	8%	9%	7%	7%
LPG and other	3%	3%	3%	4%

Total	100%	100%	100%	100%

Woods Cross Refinery (6)
Crude charge (BPD) (1)	25,560	25,000	23,750	24,900
Refinery production (BPD) (2)	25,560	24,860	23,930	24,790
Sales of produced refined products (BPD)	24,600	23,700	23,720	24,550
Sales of refined products (BPD) (3)	25,800	24,110	24,330	24,860
Average per produced barrel (4)
Net sales	$53.06	$42.60	$50.34	$41.54
Raw material costs	48.80	34.78	44.00	34.64

Refinery gross margin	4.26	7.82	6.34	6.90
Refinery operating expenses (5)	3.93	3.76	3.93	3.42

Net operating margin	$0.33	$4.06	$2.41	$3.48

Feedstocks:
Sour crude oil	7%	0%	6%	0%
Sweet crude oil	88%	95%	88%	96%
Other feedstocks and blends	5%	5%	6%	4%

Total	100%	100%	100%	100%

Sales of produced refined products:
Gasoline	58%	61%	59%	62%
Diesel fuels	33%	29%	32%	28%
Jet fuels	2%	2%	1%	2%
Fuel oil	6%	7%	7%	8%
LPG and other	1%	1%	1%	0%

Total	100%	100%	100%	100%

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2004	2003	2004	2003
Montana Refinery
Crude charge (BPD) (1)	8,310	7,960	7,460	6,850
Refinery production (BPD) (2)	8,910	8,660	7,920	7,340
Sales of produced refined products (BPD)	10,010	9,440	7,960	7,600
Sales of refined products (BPD) (3)	10,210	9,860	8,810	8,100
Average per produced barrel (4)
Net sales	$43.79	$36.02	$42.89	$35.98
Raw material costs	37.60	26.50	35.36	28.64

Refinery gross margin	6.19	9.52	7.53	7.34
Refinery operating expenses (5)	4.83	4.24	5.61	5.57

Net operating margin	$1.36	$5.28	$1.92	$1.77

Feedstocks:
Sour crude oil	91%	90%	92%	91%
Other feedstocks and blends	9%	10%	8%	9%

Total	100%	100%	100%	100%

Sales of produced refined products:
Gasoline	35%	35%	41%	38%
Diesel fuels	15%	13%	17%	16%
Jet fuels	6%	5%	6%	6%
Asphalt	41%	43%	32%	36%
LPG and other	3%	4%	4%	4%

Total	100%	100%	100%	100%

Consolidated (6)
Crude charge (BPD) (1)	103,340	93,160	101,370	76,850
Refinery production (BPD) (2)	110,720	100,630	109,760	83,790
Sales of produced refined products (BPD)	111,420	100,900	109,090	84,240
Sales of refined products (BPD) (3)	122,670	110,570	117,560	95,230
Average per produced barrel (4)
Net sales	$51.99	$39.51	$49.64	$39.14
Raw material costs	44.58	31.09	39.82	31.73

Refinery gross margin	7.41	8.42	9.82	7.41
Refinery operating expenses (5)	3.70	3.36	3.56	3.34

Net operating margin	$3.71	$5.06	$6.26	$4.07

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2004	2003	2004	2003
Feedstocks:
Sour crude oil	68%	58%	66%	68%
Sweet crude oil	23%	31%	24%	21%
Other feedstocks and blends	9%	11%	10%	11%

Total	100%	100%	100%	100%

Sales of produced refined products:
Gasoline	56%	54%	57%	56%
Diesel fuels	27%	24%	27%	23%
Jet fuels	4%	8%	5%	8%
Asphalt	9%	10%	7%	9%
LPG and other	4%	4%	4%	4%

Total	100%	100%	100%	100%

(1)	Crude charge represents the barrels per day of crude oil processed at the crude units at our refineries.

(2)	Refinery production represents the barrels per day of refined products yielded from processing crude and other refinery feedstocks through the crude units and other conversion units at our refineries.

(3)	Includes refined products purchased for resale.

(4)	Represents average per barrel amounts for produced refined products sold, which are non-GAAP. Reconciliations to amounts reported under GAAP are provided below.

(5)	Represents operating expenses of refineries, exclusive of depreciation, depletion and amortization and excludes refining segment expenses of product pipelines and terminals.

(6)	We acquired the Woods Cross Refinery on June 1, 2003 and we are reporting amounts for Woods Cross only since the purchase date.

Reconciliations to Amounts Reported Under Generally Accepted Accounting Principles

Reconciliations of earnings before interest, taxes, depreciation and amortization (“EBITDA”) to amounts reported under generally accepted accounting principles in financial statements.

     Earnings before interest, taxes, depreciation and amortization, which we refer to as EBITDA, is calculated as net income plus (i) interest expense net of interest income, (ii) income tax provision, and (iii) depreciation, depletion and amortization. EBITDA is not a calculation provided for under accounting principles generally accepted in the United States of America; however, the amounts included in the EBITDA calculation are derived from amounts included in our consolidated financial statements. EBITDA should not be considered as an alternative to net income or operating income as an indication of our operating performance or as an alternative to operating cash flow as a measure of liquidity. EBITDA is not necessarily comparable to similarly titled measures of other companies. EBITDA is presented here because it enhances an investor’s understanding of our ability to satisfy principal and interest obligations with respect to our indebtedness and to use cash for other purposes, including capital expenditures. EBITDA is also used by our management for internal analysis and as a basis for financial covenants.

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2004	2003	2004	2003
	(In thousands)
Net income	$11,525	$17,550	$76,494	$47,134
Add provision for income tax	7,078	11,104	48,025	29,343
Add interest expense	922	755	2,628	1,292
Subtract interest income	(933)	(90)	(3,323)	(385)
Add depreciation and amortization	9,985	9,858	29,840	26,782

EBITDA	$28,577	$39,177	$153,664	$104,166

Reconciliations of refinery operating information (non-GAAP performance measures) to amounts reported under generally accepted accounting principles in financial statements.

     Refinery gross margin and net operating margin are non-GAAP performance measures that are used by our management and others to compare our refining performance to that of other companies in our industry. We believe these margin measures are helpful to investors in evaluating our refining performance on a relative and absolute basis.

     We calculate refinery gross margin and net operating margin using net sales, raw material costs and operating expenses, in each case averaged per produced barrel sold. Each of these component performance measures can be reconciled directly to our Statement of Income.

     Other companies in our industry may not calculate these performance measures in the same manner.

Refinery Gross Margin

     Refinery gross margin per barrel is the difference between average net sales price and average raw material costs per barrel of produced refined products. Refinery gross margin for each of our refineries and for all of our refineries on a consolidated basis is calculated as shown below.

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2004	2003	2004	2003
Average per produced barrel:
Navajo Refinery
Net sales	$52.71	$38.92	$50.12	$39.11
Less raw materials	44.15	30.44	39.00	31.60

Refinery gross margin	$8.56	$8.48	$11.12	$7.51

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2004	2003	2004	2003
Woods Cross Refinery
Net sales	$53.06	$42.60	$50.34	$41.54
Less raw materials	48.80	34.78	44.00	34.64

Refinery gross margin	$4.26	$7.82	$6.34	$6.90

Montana Refinery
Net sales	$43.79	$36.02	$42.89	$35.98
Raw materials	37.60	26.50	35.36	28.64

Refinery gross margin	$6.19	$9.52	$7.53	$7.34

Consolidated
Net sales	$51.99	$39.51	$49.64	$39.14
Less raw materials	44.58	31.09	39.82	31.73

Refinery gross margin	$7.41	$8.42	$9.82	$7.41

Net Operating Margin

     Net operating margin per barrel is the difference between refinery gross margin and refinery operating expenses per barrel of produced refined products. Net operating margin for each of our refineries and for all of our refineries on a consolidated basis is calculated as shown below.

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2004	2003	2004	2003
Average per produced barrel:
Navajo Refinery
Refinery gross margin	$8.56	$8.48	$11.12	$7.51
Less refinery operating expenses	3.47	3.09	3.24	3.07

Net operating margin	$5.09	$5.39	$7.88	$4.44

Woods Cross Refinery
Refinery gross margin	$4.26	$7.82	$6.34	$6.90
Less refinery operating expenses	3.93	3.76	3.93	3.42

Net operating margin	$0.33	$4.06	$2.41	$3.48

Montana Refinery
Refinery gross margin	$6.19	$9.52	$7.53	$7.34
Less refinery operating expenses	4.83	4.24	5.61	5.57

Net operating margin	$1.36	$5.28	$1.92	$1.77

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2004	2003	2004	2003
Consolidated
Refinery gross margin	$7.41	$8.42	$9.82	$7.41
Less refinery operating expenses	3.70	3.36	3.56	3.34

Net operating margin	$3.71	$5.06	$6.26	$4.07

     Below are reconciliations to our Statement of Income for (i) net sales, raw material costs and operating expenses, in each case averaged per produced barrel sold, and (ii) net operating margin and refinery gross margin. Due to rounding of reported numbers, some amounts may not calculate exactly.

Reconciliation of refined product sales from produced products sold to total sales and other revenue

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2004	2003	2004	2003
	(In thousands, except barrel data or days)
Navajo Refinery
Average sales price per produced barrel sold	$52.71	$38.92	$50.12	$39.11
Times sales of produced refined products sold (BPD)	76,810	67,760	77,410	65,670
Times number of days in period	92	92	274	273

Refined product sales from produced products sold	$372,476	$242,624	$1,063,062	$701,161

Woods Cross Refinery
Average sales price per produced barrel sold	$53.06	$42.60	$50.34	$41.54
Times sales of produced refined products sold (BPD)	24,600	23,700	23,720	24,550
Times number of days in period	92	92	274	122

Refined product sales from produced products sold	$120,085	$92,885	$327,174	$124,416

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2004	2003	2004	2003
	(In thousands, except barrel data or days)
Montana Refinery
Average sales price per produced barrel sold	$43.79	$36.02	$42.89	$35.98
Times sales of produced refined products sold (BPD)	10,010	9,440	7,960	7,600
Times number of days in period	92	92	274	273

Refined product sales from produced products sold	$40,327	$31,283	$93,545	$74,651

Sum of refined product sales from produced products sold for our three refineries (1)	$532,888	$366,792	$1,483,781	$900,228
Add refined product sales from purchased products sold and rounding	58,293	37,139	126,032	130,062

Total refined product sales	591,181	403,931	1,609,813	1,030,290
Add other refining segment revenue	961	230	1,064	531

Total refining segment revenue	592,142	404,161	1,610,877	1,030,821
Add pipeline transportation segment sales & other revenues	5,449	6,650	17,245	14,258
Add (subtract) corporate and other revenues and eliminations	(143)	4,446	1,118	8,377

Sales and other revenues	$597,448	$415,257	$1,629,240	$1,053,456

(1)	The above calculations of refined product sales from produced products sold can also be calculated on a consolidated basis. These numbers may not calculate exactly due to rounding of reported numbers.

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2004	2003	2004	2003
	(In thousands, except barrel data or days)
Average sales price per produced barrel sold	$51.99	$39.51	$49.64	$39.14
Times sales of produced refined products sold (BPD)	111,420	100,900	109,090	84,240
Times number of days in period	92	92	274	273

Refined product sales from produced products sold	$532,888	$366,792	$1,483,781	$900,228

Reconciliation of average raw material costs per produced barrel sold to total costs of products sold

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2004	2003	2004	2003
	(In thousands, except barrel data or days)
Navajo Refinery
Average raw materials cost per produced barrel sold	$44.15	$30.44	$39.00	$31.60
Times sales of produced refined products sold (BPD)	76,810	67,760	77,410	65,670
Times number of days in period	92	92	274	273

Raw material costs for produced products sold	$311,987	$189,761	$827,203	$566,522

Woods Cross Refinery
Average raw materials cost per produced barrel sold	$48.80	$34.78	$44.00	$34.64
Times sales of produced refined products sold (BPD)	24,600	23,700	23,720	24,550
Times number of days in period	92	92	274	122

Raw material costs for produced products sold	$110,444	$75,834	$285,968	$103,750

Montana Refinery
Average raw materials cost per produced barrel sold	$37.60	$26.50	$35.36	$28.64
Times sales of produced refined products sold (BPD)	10,010	9,440	7,960	7,600
Times number of days in period	92	92	274	273

Raw material costs for produced products sold	$34,627	$23,015	$77,122	$59,422

Sum of raw material costs for produced products sold from our three refineries (1)	$457,058	$288,610	$1,190,293	$729,694
Add refined product costs from purchased products sold and rounding	50,719	36,582	118,264	129,310

Total refining segment costs of products sold	507,777	325,192	1,308,557	859,004
Add (subtract) corporate and other costs and eliminations	(147)	2,527	(378)	4,301

Costs of products sold	$507,630	$327,719	$1,308,179	$863,305

(1)	The above calculations of raw material costs for produced products sold can also be calculated on a consolidated basis. These numbers may not calculate exactly due to rounding of reported numbers.

Average raw materials cost per produced barrel sold	$44.58	$31.09	$39.82	$31.73
Times sales of produced refined products sold (BPD)	111,420	100,900	109,090	84,240
Times number of days in period	92	92	274	273

Raw material costs for produced products sold	$457,058	$288,610	$1,190,293	$729,694

Reconciliation of average refinery operating expenses per produced barrel sold to total operating expenses

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2004	2003	2004	2003
	(In thousands, except barrel data or days)
Navajo Refinery
Average refinery operating expenses per produced barrel sold	$3.47	$3.09	$3.24	$3.07
Times sales of produced refined products sold (BPD)	76,810	67,760	77,410	65,670
Times number of days in period	92	92	274	273

Refinery operating expenses for produced products sold	$24,521	$19,263	$68,722	$55,039

Woods Cross Refinery
Average refinery operating expenses per produced barrel sold	$3.93	$3.76	$3.93	$3.42
Times sales of produced refined products sold (BPD)	24,600	23,700	23,720	24,550
Times number of days in period	92	92	274	122

Refinery operating expenses for produced products sold	$8,894	$8,198	$25,542	$10,243

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2004	2003	2004	2003
	(In thousands, except barrel data or days)
Montana Refinery
Average refinery operating expenses per produced barrel sold	$4.83	$4.24	$5.61	$5.57
Times sales of produced refined products sold (BPD)	10,010	9,440	7,960	7,600
Times number of days in period	92	92	274	273

Refinery operating expenses for produced products sold	$4,448	$3,682	$12,236	$11,557

Sum of refinery operating expenses per produced products sold from our three refineries (1)	$37,863	$31,143	$106,500	$76,839
Add other refining segment operating expenses and rounding	4,580	3,856	11,996	11,771

Total refining segment operating expenses	42,443	34,999	118,496	88,610
Add pipeline transportation segment operating expenses	890	1,778	3,311	3,616
Add corporate and other costs and eliminations	22	1,907	155	2,722

Operating expenses (exclusive of depreciation, depletion and amortization)	$43,355	$38,684	$121,962	$94,948

(1)	The above calculations of refined product sales from produced products sold can also be calculated on a consolidated basis. These numbers may not calculate exactly due to rounding of reported numbers.

Average refinery operating expenses per produced barrel sold	$3.70	$3.36	$3.56	$3.34
Times sales of produced refined products sold (BPD)	111,420	100,900	109,090	84,240
Times number of days in period	92	92	274	273

Refinery operating expenses for produced products sold	$37,863	$31,143	$106,500	$76,839

Reconciliation of net operating margin per barrel to refinery gross margin per barrel to total sales and other revenues

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2004	2003	2004	2003
	(In thousands, except barrel data or days)
Navajo Refinery
Net operating margin per barrel	$5.09	$5.39	$7.88	$4.44
Add average refinery operating expenses per produced barrel	3.47	3.09	3.24	3.07

Refinery gross margin per barrel	8.56	8.48	11.12	7.51
Add average raw material cost per produced barrel sold	44.15	30.44	39.00	31.60

Average net sales per produced barrel sold	$52.71	$38.92	$50.12	$39.11
Times sales of produced refined products sold (BPD)	76,810	67,760	77,410	65,670
Times number of days in period	92	92	274	273

Refined product sales from produced products sold	$372,476	$242,624	$1,063,062	$701,161

Woods Cross Refinery
Net operating margin per barrel	$0.33	$4.06	$2.41	$3.48
Add average refinery operating expenses per produced barrel	3.93	3.76	3.93	3.42

Refinery gross margin per barrel	4.26	7.82	6.34	6.90
Add average raw material cost per produced barrel sold	48.80	34.78	44.00	34.64

Average net sales per produced barrel sold	$53.06	$42.60	$50.34	$41.54
Times sales of produced refined products sold (BPD)	24,600	23,700	23,720	24,550
Times number of days in period	92	92	274	122

Refined product sales from produced products sold	$120,085	$92,885	$327,174	$124,416

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2004	2003	2004	2003
	(In thousands, except barrel data or days)
Montana Refinery
Net operating margin per barrel	$1.36	$5.28	$1.92	$1.77
Add average refinery operating expenses per produced barrel	4.83	4.24	5.61	5.57

Refinery gross margin per barrel	6.19	9.52	7.53	7.34
Add average raw material cost per produced barrel sold	37.60	26.50	35.36	28.64

Average net sales per produced barrel sold	$43.79	$36.02	$42.89	$35.98
Times sales of produced refined products sold (BPD)	10,010	9,440	7,960	7,600
Times number of days in period	92	92	274	273

Refined product sales from produced products sold	$40,327	$31,283	$93,545	$74,651

Sum of refined product sales from produced products sold from our three refineries (1)	$532,888	$366,792	$1,483,781	$900,228
Add refined product sales from purchased products sold and rounding	58,293	37,139	126,032	130,062

Total refined product sales	591,181	403,931	1,609,813	1,030,290
Add other refining segment revenue	961	230	1,064	531

Total refining segment revenue	592,142	404,161	1,610,877	1,030,821
Add pipeline transportation segment sales & other revenues	5,449	6,650	17,245	14,258
Add (subtract) corporate and other revenues and eliminations	(143)	4,446	1,118	8,377

Sales and other revenues	$597,448	$415,257	$1,629,240	$1,053,456

(1)	The above calculations of refined product sales from produced products sold can also be calculated on a consolidated basis. These numbers may not calculate exactly due to rounding of reported numbers.

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2004	2003	2004	2003
	(In thousands, except barrel data or days)
Net operating margin per barrel	$3.71	$5.06	$6.26	$4.07
Add average refinery operating expenses per produced barrel	3.70	3.36	3.56	3.34

Refinery gross margin per barrel	7.41	8.42	9.82	7.41
Add average raw material cost per produced barrel sold	44.58	31.09	39.82	31.73

Average sales price per produced barrel sold	$51.99	$39.51	$49.64	$39.14
Times sales of produced refined products sold (BPD)	111,420	100,900	109,090	84,240
Times number of days in period	92	92	274	273

Refined product sales from produced products sold	$532,888	$366,792	$1,483,781	$900,228

FOR FURTHER INFORMATION, Contact:

Stephen J. McDonnell, Vice President and
     Chief Financial Officer
M. Neale Hickerson, Vice President,
     Treasury and Investor Relations
Holly Corporation
214/871-3555